================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            RUBBERMAID INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            RUBBERMAID INCORPORATED
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

================================================================================

                                Rubbermaid Logo

                            RUBBERMAID INCORPORATED
                                1147 AKRON ROAD
                              WOOSTER, OHIO 44691

---------   Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders to be held at Fisher Auditorium, Ohio Agricultural Research and Development Center, Wooster, Ohio at 10:30 a.m., on April 28, 1998.

          The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the enclosed proxy card and to sign and return it in the envelope provided. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

          Admission to the meeting will only be by admission ticket which you will find attached to the enclosed proxy card. If you do plan to attend, please so indicate by checking the appropriate box on the proxy card. If you are a stockholder whose shares are not registered in your own name please write the Corporate Secretary, 1147 Akron Road, Wooster, Ohio 44691 to request an admission ticket furnishing proof of shareholder status, such as a bank or brokerage firm account number.

          We look forward to seeing you at the meeting.

                                        Sincerely yours,

                                    /s/ Wolfgang R. Schmitt

                                        WOLFGANG R. SCHMITT
                                        Chairman of the Board
                                        and Chief Executive Officer

                                Rubbermaid Logo

                            RUBBERMAID INCORPORATED
                                1147 AKRON ROAD
                              WOOSTER, OHIO 44691

---------   Notice of Annual Meeting of Shareholders -- April 28, 1998

          The Annual Meeting of the Shareholders of Rubbermaid Incorporated will be held at the Fisher Auditorium, Ohio Agricultural Research and Development Center, Wooster, Ohio, at 10:30 a.m., April 28, 1998, for the following purposes:

                  1. To elect Directors.

                  2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

          Shareholders of record at the close of business on February 27, 1998, will be entitled to vote at the Annual Meeting and any adjournments thereof.

          By order of the Board of Directors.

                                                    JAMES A. MORGAN
                                                       Secretary

        Wooster, Ohio
        March 13, 1998
        Approximate date of mailing to shareholders

                                Rubbermaid Logo

                            RUBBERMAID INCORPORATED

                                PROXY STATEMENT

                                                                  March 13, 1998

---------   Solicitation and Revocation of Proxies

          This Proxy Statement and the accompanying Proxy is being furnished commencing on March 13, 1998 in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held on April 28, 1998 and all postponements and adjournments thereof. A Proxy may be revoked by the maker by notice to the Company in writing or in open meeting without affecting any vote previously taken. A Proxy is not revoked by the death or incompetency of the maker unless, before the authority granted thereunder is exercised, written notice of such death or incompetency is received by the Company from the executor or administrator of the estate or from a fiduciary having control of the shares represented by such Proxy.

          The expense of solicitation of proxies will be borne by the Company. Solicitation will be made only by mail, except that, if necessary, shareholder relations employees of the Company without additional compensation therefor may make solicitation by telephone or telecopy. The Company has also engaged a professional proxy solicitation firm, Corporate Investor Communications, Inc., to aid in the solicitation of proxies, for whose services the Company will pay a fee of not more than $7,000, plus expenses.

          The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding Notice. If the enclosed Proxy is properly executed and returned to the Company, all shares represented thereby will be voted as indicated thereon. If no indication is made the Proxy will be voted for Director Nominees.

---------   Annual Report

          The Annual Report of the Company for the year ended December 31, 1997, is being mailed to shareholders with this Proxy Statement.

---------   Voting Securities

          As of February 27, 1998, there were outstanding 149,799,579 Common Shares of the Company, which is the only class of stock outstanding and entitled to vote at the Annual Meeting or any adjournment thereof. The holders of such shares will be entitled to cast one vote for each share held of record as of the record date. A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of a majority of the issued and outstanding shares entitled to vote. Abstentions and, unless a broker's authority to vote on a particular matter is limited, broker non-votes are tabulated in determining the votes present at a meeting. A broker's authority to vote is not limited as to the election of directors.

          If notice in writing shall be given by any shareholder to the President, a Vice President, or the Secretary, not less than 48 hours before the time fixed for the holding of the meeting, that such shareholder desires that the voting for Directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the President or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as the shareholder possesses at such election and to give one candidate as many votes as the number of Directors to be elected, multiplied by the number of such votes, equals, or to distribute the votes on the same principle among two or more candidates, as the shareholder sees fit. The accompanying proxy solicits the discretionary authority for the Proxy Committee to cumulate votes should cumulative voting be effective for this meeting.

---------   Election of Directors

          The Board is divided into three classes of Directors. At each Annual Meeting of Shareholders, members of one of the classes, on a rotating basis, are elected for a three year term.

          The terms of five incumbent Directors, Messrs. Barrett, Carroll, Ebert, Falk and Minter expire at the forthcoming Annual Meeting of Shareholders. Mr. Ebert will be retiring from the Board at the Annual Meeting of Shareholders in accordance with the Board's retirement policy. The Board wishes to thank him for his guidance and support over his 22 years of service.

          There are no current plans to fill the vacancy created by Mr. Ebert's retirement. Pursuant to the Code of Regulations, the Board has the authority to determine the number of Directors within a range of 10 to 14 (currently 13). Accordingly, the Board at its meeting on January 16, 1998 determined, pursuant to the Code of Regulations, to decrease the size of the Board from 13 to 12 effective with the Annual Meeting of Shareholders.

          Messrs. Barrett, Carroll, Falk and Minter are nominees for election to the class of Directors whose terms expire in 2001.

          It is intended that proxies for the Board of Directors containing no designation to the contrary will be voted for the election of Messrs. Barrett, Carroll, Falk and Minter to the class of Directors whose terms will expire in 2001. Pursuant to the Company's Code of Regulations, the nominees receiving the greatest number of votes at the Annual Meeting will be elected.

          If for any reason any nominee is not available when the election occurs, the Proxy Committee will vote in accordance with its best judgment. The Board of Directors has no reason to believe that any nominee will not be available.

---------   Information as to Board of Directors and Nominees

                                   TOM H. BARRETT
                                   Age: 67
 [Tom H. Barrett Photo]            Director Since 1984
                                   Expiration of Proposed Term: 2001
                                   Partner, American Industrial Partners, an investment
                                   partnership. Former Chairman and Chief Executive Officer,
                                   The Goodyear Tire & Rubber Company, Akron, OH (1989-1991),
                                   manufacturer of tires, chemicals, plastic film and other
                                   rubber products. Previously from 1988, President and Chief
                                   Executive Officer. Prior thereto and from 1982 President and
                                   Chief Operating Officer. Also Director of Air Products and
                                   Chemicals Inc., Mutual Life Insurance Company of New York
                                   and A. O. Smith Corporation.
 ----------------------------------------------------------------------------------------------


                                   CHARLES A. CARROLL
                                   Age: 48
                                   Director Since 1993
                                   Expiration of Proposed Term: 2001
                                   President and Chief Operating Officer of the Company since September 1993.
                                   From 1990 until May 1994 he served as President of the Home Products Division.
                                   Prior thereto and from 1988, he was President of Rubbermaid Specialty Products.
                                   He has been employed by the Company in various sales and management capacities since 1971.
 [Charles A. Carroll Photo]
 -----------------------------------------------------------------------------------------------------------------

                                   SCOTT S. COWEN
                                   Age: 51
 [Scott S. Cowen Photo]            Director Since 1997
                                   Expiration of Present Term: 1999
                                   Dean & Albert J. Weatherhead, III Professor of Management, Weatherhead School
                                   of Management, Case Western Reserve University since 1984. He has been associated with the University in various capacities since 1976. He is currently a Director of American Greetings Corp., Forest City Enterprises and
                                   Fabri-Centers of America.
 -----------------------------------------------------------------------------------------------------------------

                                   THOMAS J. FALK
                                   Age: 39
 [Thomas J. Falk Photo]            Director Since 1997
                                   Expiration of Proposed Term: 2001
                                   Group President, North American Tissue, Pulp and Paper of Kimberly-Clark
                                   Corporation since January of 1996. Prior thereto and from 1993 he was respec-
                                   tively Group President Infant and Child Care Products, Group President NA
                                   Consumer Products and Group President NA Tissue Products. He has been with
                                   Kimberly-Clark since 1983 and has served in numerous management, financial and administrative roles.
 -----------------------------------------------------------------------------------------------------------------

                                   ROBERT M. GERRITY
                                   Age: 60
 [Robert M. Gerrity Photo]         Director Since 1993
                                   Expiration of Present Term: 1999
                                   Corporate Director and Chairman and Chief Executive Officer of Antrium Group
                                   Inc., a technology company. Previously from 1994-1996, Senior Advisor, Invest-
                                   ment Banking to Everen Securities Inc., Chicago, IL. Former Vice Chairman
                                   (1991-1993) of New Holland, n.v., London, England, a worldwide manufacturer of agricultural and industrial equipment which was formed by Fiat Geotech and Ford
                                   New Holland Inc., of which Mr. Gerrity was President and Chief Executive
                                   Officer from 1987. He had been associated with Ford Motor Company since 1965 spending much of his career in international operations in Latin America and
                                   Europe. Also a Director of Harnischfeger Industries Inc., Libralter Plastics
                                   Inc. and Standard Motor Products Inc.
 -----------------------------------------------------------------------------------------------------------------


                                   KAREN N. HORN
                                   Age: 54
                                   Director Since 1987
                                   Expiration of Present Term: 2000
                                   Senior Managing Director, Bankers Trust Company, New York, NY since October
                                   1996. Previously Chairman, Bank One, Cleveland, N.A., Cleveland, OH, 1987-1996,
                                   Prior thereto and from 1982, President, Federal Reserve Bank of Cleveland. Also a
                                   director of British Petroleum Company P.L.C., Eli Lilly and Company and TRW Inc.
 [Karen N. Horn Photo]
 -------------------------------------------------------------------------------------------------------------------

                                   WILLIAM D. MAROHN
                                   Age: 57
 [William D. Marohn Photo]         Director Since 1993
                                   Expiration of Present Term: 2000
                                   Vice Chairman of the Board, Whirlpool Corporation since February 1997, a manufacturer and marketer of major home appliances. Previously President and
                                   Chief Operating Officer from October 1992 and from January 1992, President and
                                   Chief Executive Officer, Whirlpool Europe, B.V. Prior thereto, Executive Vice
                                   President, North American Appliance Group from 1989 and previously President
                                   Kenmore Appliance Group from 1988. He has been associated with Whirlpool since
                                   1964.
 -------------------------------------------------------------------------------------------------------------------

                                   STEVEN A. MINTER
                                   Age: 59
 [Steven A. Minter Photo]          Director Since 1990
                                   Expiration of Proposed Term: 2001
                                   Executive Director and President, The Cleveland Foundation since 1984. Also a director of Consolidated Natural Gas Company, The Goodyear Tire & Rubber Company
                                   and KeyCorp.
 -------------------------------------------------------------------------------------------------------------------

                                   JAN NICHOLSON
                                   Age: 52
 [Jan Nicholson Photo]             Director Since 1992
                                   Expiration of Present Term: 2000
                                   Managing Director, MBIA Insurance Corporation since February 1998, a bond insurance company, who acquired Capital Markets Assurance Corporation where she had been Managing Director since 1994. Previously Vice President, Citibank from
                                   1981 and from 1991 to 1994, Senior Credit Officer and head of the Northeast
                                   Department of Citicorp Real Estate. Also a director of Ball Corporation.
 -------------------------------------------------------------------------------------------------------------------

                                   PAUL G. SCHLOEMER
                                   Age: 69
 [Paul G. Schloemer Photo]         Director Since 1989
                                   Expiration of Present Term: 1999
                                   Retired President and Chief Executive Officer of Parker Hannifin Corporation,
                                   Cleveland, Ohio (1984-1993), a manufacturer of motion control systems and components for the industrial aviation, space and marine markets. Also director of Parker Hannifin Corporation, AMP Inc. and Esterline Technologies.
 -------------------------------------------------------------------------------------------------------------------


                                   WOLFGANG R. SCHMITT
                                   Age: 53
                                   Director Since 1987
                                   Expiration of Present Term: 2000
                                   Chairman (since September 1993) and Chief Executive Officer (since November
                                   1992) of the Company. From May 1991, President and Chief Operating Officer,
                                   Executive Vice President (1987-1991) and President of the Home Products Divi-
                                   sion (1984-1990). Employed by the Company in various marketing and research and development assignments since 1966. Also director of Kimberly Clark Corpo-
                                   ration and Parker Hannifin Corporation.
 [Wolfgang R. Schmitt Photo]
 ----------------------------------------------------------------------------------------------------------------

                                   GORDON R. SULLIVAN
                                   Age: 60
 [Gordon R. Sullivan Photo]        Director Since 1995
                                   Expiration of Present Term: 1999
                                   President, Association of the United States Army (since February 1998).
                                   Previously from 1995-1997 Corporate Vice President, Coleman Research
                                   Corporation, a systems engineering company and a subsidiary of Thermo Electron
                                   Corporation. From 1991 until 1995, Chief of Staff of the United States Army and prior thereto, Vice Chief of Staff and Deputy Chief of Staff for
                                   Operations and Plans. Also a director of Shell Oil Company, General Dynamics
                                   Corporation and Army National Bank.

---------   Additional Information Concerning the Board of Directors

        BOARD COMMITTEES

          The Audit and Environmental Committee currently composed of Ms. Nicholson (Chair) and Messrs. Cowen, Ebert, Falk, Minter and Sullivan held two meetings during 1997. This Committee reviews with the independent auditors the scope and results of audits, their other activities for the Company as well as their fees and selection; reviews the activities of the internal audit staff; the adequacy of internal accounting and control procedures of the Company; environmental issues; and the administration of the retirement funds of the Company.

          The Compensation and Management Development Committee comprised of Messrs. Marohn (Chair), Cowen, Gerrity, Sullivan and Ms. Horn held seven meetings during 1997. The Committee reviews policies and programs for the development of management personnel; approves the election as well as the compensation of the officers and key employees of the Company, and executes the functions of the Committees specified in the bonus and stock incentive plans of the Company, the 1993 Deferred Compensation Plan and the Supplemental Executive Retirement Plan.

          The Nominating and Directors' Activity Committee currently comprised of Mr. Barrett (Chair) and Messrs. Ebert, Minter, Schloemer and Ms. Horn held three meetings during 1997. The Committee reviews and recommends to the Board candidates for election to the Board of Directors, the types and functions of Board committees and assignment of Directors thereto, the structure of the Board and Directors' compensation. In carrying out its functions in regard to Board membership, the Committee will consider nominees recommended by shareholders upon written submission of pertinent data to the attention of the Corporate Secretary. Such data should include complete information as to the identity of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular field or fields of expertise, and reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a Director of the Company as well as what particular contribution to the success of the Company such person could be expected to make.

          In addition to the committee meetings set out above, the Board of Directors held seven meetings during 1997.

          Because the date of a Board Meeting was changed, resulting in a scheduling conflict for Mr. Minter, he missed one Board meeting and two committee meetings scheduled around that meeting, and one additional committee meeting during 1997. All of the other Directors attended 75% or more of the Board and Committee meetings they were eligible to attend during 1997.

---------   Remuneration of Directors

          The Board of Directors, based on Committee recommendations, establishes the fees paid to Directors and Board Committee members for services in those capacities. The current schedule of Director fees is as follows:

              (1) For service as a member of the Board, $27,000 per annum, payable quarterly, plus $1,100 for attendance at each meeting of the Board;

              (2) For service as a Board Committee member, $1,100 for attendance at each Committee meeting held on a date other than a date on which the Board of Directors meets or $550 for attendance at any additional Committee meeting held on such date or a Committee meeting held on the same date on which the Board of Directors meets;

              (3) For service as Chairman of a Committee of the Board, a fee of
            $3,000 per annum, payable quarterly.

              (4) The Board has adopted a policy which requires that a minimum of 50% of the fees earned by a Director be deferred into the Rubbermaid Stock Account of the 1993 Deferred Compensation Plan. Pursuant to the Plan, Rubbermaid Common Shares credited to a Directors account are distributed following termination of service as a Director.

          These fees are payable only to non-management Directors. Management Directors receive no additional compensation for service as a Director. All Directors receive reimbursement from the Company for expenses incurred in connection with service in that capacity.

          The Company has a Charitable Award Plan for Directors pursuant to which it will contribute a total of $500,000 in a Director's name, after death, to not more than two educational institutions recommended by the Director. The contributions will be paid with the proceeds of insurance on the lives of Directors participating in the Plan. The insurance is purchased and owned by the Company which is also the beneficiary thereof. New Directors are required to serve three years to become eligible for this program. All current Directors except Messrs. Cowen, Falk and Sullivan are participants in the Plan. The Company also provides non-management Directors with accidental death and dismemberment insurance of up to $250,000 for a covered loss.

---------   Security Ownership of Certain Beneficial Owners

          The following tabulation presents information derived from Schedules 13-G filed with the Securities and Exchange Commission by persons beneficially owning more than five percent of the Company's Common Shares outstanding as of December 31, 1997.

                                    NAME AND ADDRESS OF              AMOUNT AND NATURE OF   PERCENT
                                      BENEFICIAL OWNER               BENEFICIAL OWNERSHIP   OF CLASS
                                    -------------------              --------------------   --------
                         FMR Corp. and Affiliated Entities                11,991,703*         8.0
                           82 Devonshire St.                              (Indirect)
                           Boston, Massachusetts 02109

                         State Farm Mutual Automobile                     10,652,200          7.1
                         Insurance Company and                              (Direct)
                         Related Entities
                           3 One State Farm Plaza
                           Bloomington, Illinois 61710

        -----------------------

        *Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 11,991,703 Common Shares of Rubbermaid Incorporated (sole power to dispose or direct the disposition of 11,991,703 shares and sole power to vote or direct the vote of 1,330,903 shares) as a result of acting as investment adviser to various investment companies, none of which individually owns more than five percent of the total outstanding shares.

---------   Ownership By Management of Common Shares

          The following table sets forth information as of January 31, 1998, with respect to the beneficial ownership of the Company's Common Shares by Directors, nominees, and certain executive officers and as a group, all directors, nominees and executive officers:

                                                                    AMOUNT      PERCENT
                                                                 BENEFICIALLY     OF
                                   NAME                             OWNED        CLASS
                                   ----                          ------------   -------
            Directors
              Tom H. Barrett (a)(b)............................      26,140         *
              Scott S. Cowen (b)...............................       1,016         *
              Robert O. Ebert (a)(b)...........................   1,241,607         *
              Thomas J. Falk (b)...............................       1,772         *
              Robert M. Gerrity (b)............................       6,142         *
              Karen N. Horn (b)................................       2,509         *
              William D. Marohn (b)............................       4,329         *
              Steven A. Minter (b).............................       8,066         *
              Jan Nicholson (b)................................   1,000,646         *
              Paul G. Schloemer (b)............................       9,490         *
              Gordon R. Sullivan (b)...........................       1,907         *
            Executive Officers
              Wolfgang R. Schmitt (a)(c).......................     250,877         *
              Charles A. Carroll (a)(c)........................      97,966         *
              Joseph M. Ramos (b)(c)...........................      36,585         *
              Derial H. Sanders (c)............................       2,525         *
              David T. Gibbons (c).............................      11,275         *
              All of the above and other Executive Officers as
                 a Group.......................................   2,937,822      1.96

        -----------------------

              *  Less than 1%

            (a) Does not include shares held by members of the immediate families of Messrs. Barrett (78), Ebert (3,650), Schmitt
                 (23,023), and Carroll (230) as to which beneficial ownership is disclaimed.

            (b) Includes shares held under trust agreements -- Ebert (sole investment power 861,902, shared investment power 213,199, voting power only 165,757), Horn (977) and Schmitt (4,000) as to which beneficial ownership is disclaimed. Includes shares held by the Rubbermaid Incorporated 1993 Deferred
                 Compensation Plan the trustee of which has sole voting power-Barrett (19,122), Cowen (516), Ebert (1,754), Falk
                 (273), Gerrity (1,842), Horn (1,836), Marohn (3,129), Minter
                 (6,806), Nicholson (1,872), Ramos (12,806), Schloemer
                 (8,290) and Sullivan (1,907).

            (c) Includes performance based shares issued pursuant to the Company's Stock Incentive Plan as follows-Schmitt (111,631),
                 Carroll (62,310), Ramos (16,900), Sanders (2,500) and
                 Gibbons (11,275).

---------   Executive Compensation-Report of Compensation Committee

          In 1997 the Company made significant changes to its executive officer compensation program. The revised program has simplified and strengthened the company's long-standing and strongly held belief in the principle of performance-oriented compensation. This report discusses the implementation of that incentive compensation program for 1997.

        COMPENSATION PHILOSOPHY

          The design and operation of the Company's executive compensation plans are based upon three premises:

          - Compensation must reward value creation, innovation, and growth. Rubbermaid's success depends on its ability to create lasting value and develop, market, and sell innovative new products. When value is created, it should be rewarded.

          - Compensation programs must encourage and reward appropriate behaviors. Compensation must support behaviors that enhance Rubbermaid's strategic vision. Superior performance should be rewarded, the lack of performance should not.

          - Rubbermaid must competitively reward performance. In order to attract and retain high-performing people Rubbermaid must offer total cash opportunities that are competitive with similarly sized, high-performing consumer products companies.

        COMPENSATION ELEMENTS

          BASE SALARY

          Following a detailed analysis of the Company's compensation structure, a new compensation program more aligned to the competitive marketplace was developed and implemented in 1997. The revised structure represents a shift in the mix of compensation elements, including an increase in base salaries and a commensurate reduction in short term incentive compensation such that the total cash compensation (base salary and target bonus) remains unchanged. Base salaries are targeted for executive officer positions at 10% below the 50th percentile of the competitive marketplace for comparable positions in similar sized high performing consumer products companies.

          ANNUAL INCENTIVE COMPENSATION

          Following shareholder approval of the 1997 Management Incentive Plan ("1997 Plan"), the plan was implemented in conjunction with the changes in base salary for executive officers. Under the new plan, annual incentive payments for executive officer positions are targeted as a percentage of base pay (50%-105%) established by reference to incentive payments for similar positions in the competitive marketplace.

          The actual bonus earned by executive officers can range from 0% to 200% (300% in the case of certain senior executive participants) of the targeted amount, depending on the achievement of annual performance targets established by the Committee.

          For 1997, the performance measures were change in Economic Value Added
        (EVA) and Corporate/Division Global sales growth. EVA is a method used to measure the value Rubbermaid produces for its shareholders and is the amount remaining after deducting a capital charge (average capital employed in the business times the cost of capital) from net operating profit after taxes. Value for shareholders is provided by producing a positive and growing EVA. Empirical studies have shown a high positive correlation of improvement in EVA to improvements in share price.

          Performance for 1997 varied substantially among the business units of the Company since individual objectives are set for each business unit and they are subject to different competitive dynamics.

          In 1997 executive officers were given the opportunity to exchange short term incentive compensation earned under the plan for an additional stock option grant. The exchange of cash incentive compensation for stock options was based upon a Black Scholes valuation methodology. This 10-year non-qualified option vests upon grant and is exercisable regardless of employment status with the Company. The value of these options is dependent upon the future price appreciation of the company's stock which aligns with shareholder interests.

        LONG-TERM INCENTIVE COMPENSATION

          In 1994 the Company began to incorporate stock option grants into its long-term incentive compensation program in the belief that stock options more closely aligns the interests of management and shareholders. In 1997 the granting of performance based restricted stock was discontinued and a mix of performance shares and stock options was granted instead.

          Under the revised long-term incentive plan, all participants except corporate and division senior executives receive stock options rather than performance based restricted stock. The program is designed to increase the competitiveness of the Company's long term compensation program, to more closely align long-term executive compensation with shareholder interests, and to build executives' equity interest in the Company. The new plan targets long-term compensation at the 50th percentile, except for executive officers who are targeted at the 75th percentile of the comparator companies.

          Stock option grants will have a duration of ten years and will vest over a three (3) year period at a rate of 33% per year. The size of stock option grants is established by salary band and reference to the comparator companies.

          For corporate and division senior executives, the weighting of long-term compensation is 70% stock options and 30% performance shares, which again reflects the competitive marketplace. A performance share award, established by salary band and reference to comparator companies, is made each year and the actual number of shares earned will vary from 0% to 200% of the shares initially awarded based on the Company's EVA performance over a three (3) year period as established by the Committee. During such period the shares will be held in escrow, dividends are paid and the shares can be voted by the holder. In this respect they are similar to the previous performance based restricted stock.

          In late 1997, executive officers voluntarily exchanged all or a portion of the performance shares previously granted to them for stock options which the Committee believes more aligns with shareholder interests since the value creation depends upon an increasing share price. This 10-year non-qualified option vests upon grant and is exercisable regardless of employment status with the company.

          From 1979 until their use was discontinued in 1997, the Company's long-term incentive compensation programs utilized performance based restricted stock which was tied to the financial performance of the Company as measured only by RONA.

          On an annual basis, three and five-year restricted stock grants were made to Company executive officers and other key management personnel. The number of shares ultimately received from awards under the plan depended entirely on the extent to which after-tax average RONA targets measured over periods ranging from three to five years were achieved. All shares were forfeited if the Company's RONA did not average 6% over the performance period. Between 6% and the 12.5% target RONA, a pro rata formula determined the number of shares to be received, with all shares being received if the target was achieved. If the 12.5% target RONA was exceeded, supplemental cash awards, not to exceed 83% of the value of the shares originally awarded were paid.

          The average RONA for the 5-year cycle ending in 1997 exceeded the target and during 1998 will result in lapse of restrictions for all of the shares in that cycle and payment of a cash award of $8.32 per share. The RONA performance for the 3-year cycle ending in 1997 was below the target and will result in the lapse of restrictions on 86.6% of the shares originally awarded. The remaining 13.4% of the shares originally granted will be forfeited and no cash award is payable on the three year cycle. Award cycles ending after 1997 will be similarly impacted unless RONA improves.

          CHIEF EXECUTIVE OFFICER COMPENSATION

          The compensation program for Mr. Schmitt, including salary, annual bonus, performance shares and stock options, was determined for 1997 using the criteria stated above for executive officers. The specifics of Mr. Schmitt's compensation package, like that of other executive officers, is determined, in the case of salary, by reference to national marketplace data for similar positions.

          Under the Company's previous compensation plan design the chief executive's base salary was substantially below the competitive marketplace and the target for short term incentive compensation was above the market. The mix of Mr. Schmitt's compensation, like other executive officers, was changed in 1997 such that his base salary was increased and his target bonus was decreased but his total cash compensation potential (base salary and target bonus) remained unchanged. His base salary for 1997 was established at 10% below the 50th percentile and his long term compensation is targeted at the 75th percentile for comparable positions in the marketplace.

          A major portion of Mr. Schmitt's compensation opportunity is in the form of stock incentives which will not result in value to him unless the financial performance of the Company improves and is reflected in a higher price for the Company's stock.

          The annual and long-term target incentive awards for Mr. Schmitt are based upon a comparison of his position to the competitive marketplace. The actual payments to Mr. Schmitt are based upon the company's achievement of EVA and sales growth targets and achievement of individual objectives established by the Committee. A cash bonus of 28% of target was earned by Mr. Schmitt for 1997 based upon the corporation's EVA and global sales growth performance against target.

          Mr. Schmitt has forgone the payment of any cash bonus for 1997 and like other executive officers has received stock options in an amount equal to the cash bonus that otherwise would have been paid to him. This 10-year non qualified option vests upon grant and is exercisable regardless of employment status with the company. Unlike a cash bonus which is payable immediately, the value of which is known and certain, the option grant has no value to Mr. Schmitt until and unless the price of Rubbermaid stock increases in the future.

          As discussed above, no cash bonus was paid to Mr. Schmitt in 1997 and he further agreed to forgo the annual accrual to his supplemental retirement plan account in exchange for stock options on the same basis as was discussed previously.

          In addition, Mr. Schmitt voluntarily exchanged the performance shares which were granted to him in January of 1997 in exchange for stock options. In summary, Mr. Schmitt has relinquished his annual cash bonus, the annual accrual to his supplemental retirement plan and his previously granted performance share award in exchange for stock options. By so doing Mr. Schmitt has forgone current cash compensation for stock options, the ultimate value of which depends upon growth in the Company's stock price.

          A portion of the cash compensation received by Mr. Schmitt in 1997 reflects the conclusion of performance based restricted stock cycles which began in 1992 and 1994. These plan cycles concluded on December 31, 1996 and the payments provided for under their terms was made in 1997. The payment reflected the Company's performance from 1992-1996 and 1994-1996 rather than the performance of the Company in 1997.

          The Committee has previously established, and will retain, executive share-ownership guidelines that establish minimum values of Rubbermaid stock (a multiple of base salary) each executive officer is expected to hold (Chief Executive Officer-5 times; Chief Operating Officer-3 times; other Executive Officers-2 times). These holding requirements are exclusive of shares in existing restricted stock and performance share awards and unvested or vested but unexercised stock options.

          The Internal Revenue Code, as amended by the Omnibus Budget Reconciliation Act of 1993, limits the deductibility of "nonperformance-based" compensation to certain persons shown in the Summary Compensation Table to $1 million. To qualify as
        "performance-based" compensation, payments must be made from a plan that meets several criteria. The Committee intends for all performance based compensation to meet the criteria for deductibility.

          THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

                                     William D. Marohn (Chair)            Karen N. Horn
                                     Scott S. Cowen                       Gordon R. Sullivan
                                     Robert M. Gerrity

---------   Summary Compensation Table

          The following table sets forth the compensation received for the three years ended December 31, 1997 by the persons who were at December 31, 1997 the Company's Chief Executive Officer and the four other most highly paid Executive Officers.

                                                                                                 LONG TERM
                                                          ANNUAL COMPENSATION               COMPENSATION AWARDS
                                                 --------------------------------------   ------------------------
                                                                             OTHER        RESTRICTED    SECURITIES
                                                                            ANNUAL           STOCK      UNDERLYING
                      NAME AND                   SALARY(1)   BONUS(2)   COMPENSATION(3)   AWARDS(2,4)   OPTIONS(2)
                 PRINCIPAL POSITION       YEAR      ($)        ($)            ($)             ($)          (#)
                 ------------------       ----   ---------   --------   ---------------   -----------   ----------
            WOLFGANG R. SCHMITT.........  1997    621,343         --         97,517         781,869      319,997
            Chairman of the Board.......  1996    448,265    434,368        471,333         867,402       40,000
            and Chief Executive.........  1995    427,440    365,461        431,580         863,156       33,000
            Officer

            CHARLES A. CARROLL..........  1997    417,086         --         51,300         462,216      154,231
            President and Chief.........  1996    302,107    256,791        182,368         541,624       20,000
            Operating Officer...........  1995    286,203    233,542        100,741         486,984       16,500

            JOSEPH M. RAMOS.............  1997    252,405         --         17,391         116,214       84,005
            President and COO,..........  1996    183,943    179,344         23,289         132,924        4,500
            Rubbermaid Commercial.......  1995    178,073    164,718          8,455          79,650        4,000

            DERIAL H. SANDERS...........  1997    246,410         --             --              --       49,944
            President & COO, Graco......  1996     78,258         --             --              --           --
            Children's Products

            DAVID T. GIBBONS............  1997    271,578         --             --          87,197       58,954
            President & GM,.............  1996    277,081    181,665             --          51,937        5,000
            Rubbermaid, Europe..........  1995     25,962         --             --              --           --


                                              ALL OTHER
                      NAME AND            COMPENSATION(2,5)
                 PRINCIPAL POSITION              ($)
                 ------------------       -----------------
            WOLFGANG R. SCHMITT.........        54,676
            Chairman of the Board.......       289,172
            and Chief Executive.........       269,725
            Officer

            CHARLES A. CARROLL..........        23,636
            President and Chief.........       157,839
            Operating Officer...........       150,781

            JOSEPH M. RAMOS.............        15,020
            President and COO,..........        68,451
            Rubbermaid Commercial.......        61,370

            DERIAL H. SANDERS...........            --
            President & COO, Graco......         1,178
            Children's Products

            DAVID T. GIBBONS............        12,544
            President & GM,.............        66,295
            Rubbermaid, Europe..........            39

        -----------------------

        (1) As a part of a new compensation plan aligned to the competitive marketplace, base salaries were increased in 1997 to more competitive levels. Commensurate reduction in short term bonus targets were likewise made so that total cash compensation (salary and target bonus) remains unchanged.

        (2) At the end of 1997, pursuant to a new program approved by the Compensation Committee, each of the named executive officers elected to receive grants of additional stock options in exchange for and in lieu of (a) his 1997 annual cash bonus, (b) the performance shares granted to him in January of 1997 that otherwise were subject to vesting over time, and (c) the 1997 accrual that would otherwise have been made on his account in the Company's non-qualified Supplemental Retirement Plan (the "SRP"). The additional options are 10-year non-qualified stock options that are fully vested upon grant and are exercisable throughout their term without regard to the optionee's employment status with the Company. The additional options were granted at an exchange rate determined by using a Black Scholes valuation methodology. Options in exchange for performance shares and the accrual to the SRP were granted on December 31, 1997 with an exercise price equal to the fair market value of the shares on that date. Options in exchange for 1997 bonuses were granted on February 27, 1998 (the date the bonuses would have been paid in cash) with an exercise price equal to the fair market value of the shares on that date. The dollar amounts of cash bonus, value of performance shares, and 1997 accrual to the SRP so exchanged by each of the named executive officers are, respectively:
            Schmitt -- $189,210, $551,375, and $228,396; Carroll -- $108,860,
            $250,625, and $132,020; Ramos -- $293,801, $50,125, and $59,657;
            Sanders -- $139,419, $50,125, and $19,891; and Gibbons -- $20,335,
            $80,200, and $105,000. The aggregate number of additional options received pursuant to these exchanges for 1997 by each of the named executive officers, all of which are reflected in the "Securities Underlying Options" column of the above table, was, respectively, Schmitt -- 170,146, Carroll -- 86,370, Ramos -- 70,945, Sanders --
            36,744, and Gibbons -- 36,061. The dollar amounts of cash bonus, value of performance shares, and

            1997 accruals to the SRP that were exchanged for these options are not reflected in the body of the above table.

        (3) This column reflects a cash award paid in 1997 at the conclusion of five and three-year performance based restricted stock cycles which began in 1992 and 1994 respectively, concluded at the end of 1996, and the payment for which was made in 1997. The payment reflects the Company's performance from 1992-1996 and 1994-1996, and not 1997 performance.

            The value of perquisites and other personal benefits is not included since the value of such compensation is below minimum required disclosure thresholds.

        (4) The amounts shown in this column reflect the value of shares awarded for three- and five-year performance based restricted stock cycles under a plan which was discontinued in 1997 as part of the Company's revised compensation program, which is detailed in the Report of the Compensation Committee. Shares and any cash ultimately received after the award cycles are completed depends upon achievement of pre-determined financial objectives over such period. Dividends are paid on restricted stock at the same rate as unrestricted shares. Year end 1997 restricted stock holdings and the value thereof based on the year-end closing price of Rubbermaid stock is as follows:
            Schmitt -- 89,631 shares ($2,240,775); Carroll -- 52,310 shares
            ($1,307,750); Ramos -- 14,400 shares ($360,000), and Gibbons --
            8,395 shares ($209,875). Shares which will vest in under three years, assuming achievement of financial objectives, are as follows:
            Schmitt (24,229-1998; 32,791-1999); Carroll (15,483-1998;
            19,385-1999); Ramos (2,912-1998; 4,874-1999); and Gibbons
            (3,657-1999). Unless the Company's RONA performance improves the number of shares received at the conclusion of the respective cycles will be less than the number initially awarded and there will be no cash award.

        (5) The amounts disclosed in this column include:

                    (a)  Company paid premiums for excess group term life insurance on behalf of Schmitt (1997-$1,089, 1996-$823, 1995-$1,981);
                         Carroll (1997-$771, 1996-$583, 1995-$774); Ramos (1997-
                         $514, 1996- $407, 1995-$1,133); Sanders(1997-$504); and
                         Gibbons (1997-$544, 1996-$472, 1995-$39).
                    (b)  Contributions or accruals pursuant to the defined
                         contribution retirement plans on behalf of Schmitt,
                         (1997-$12,000, 1996-$241,126, 1995-$220,586);
                         Carroll,(1997-$12,000, 1996-$144,750, 1995-$137,405);
                         Ramos,(1997-$12,000, 1996-$65,551, 1995-$58,022); Sanders
                         (1997-$4,750, 1996-$4,725), and Gibbons, (1997-$12,000,
                         1996-$65,823). Vesting is on a graduated schedule commencing after three years of service with 100% vesting after seven years.
                    (c)  Interest accrued on deferred compensation in excess of a
                         "fair market rate" established by S.E.C. rules (120% of
                         applicable federal long-term rate, which for 1997 was
                         8.129%; 1996-8.128%; 1995-8.690% on behalf of Schmitt
                         (1997-$41,587, 1996-$47,226, 1995-$47,158); Carroll
                         (1997-$10,865, 1996-$12,506; 1995-$12,602); and Ramos
                         (1997-$2,506, 1996-$2,493, 1995-$2,215).

---------   Option Grants in Last Fiscal Year

                                              INDIVIDUAL GRANTS
                                   ---------------------------------------               POTENTIAL REALIZABLE VALUE
                                                 % OF TOTAL                                AT ASSUMED ANNUAL RATES
                                   NUMBER OF      OPTIONS                                OF STOCK PRICE APPRECIATION
                                   SECURITIES    GRANTED TO                                    FOR OPTION TERM
                                   UNDERLYING    EMPLOYEES     EXERCISE OR               ---------------------------
                                    OPTIONS      IN FISCAL     BASE PRICE    EXPIRATION
                    NAME           GRANTED(#)       YEAR         ($/SH)         DATE        5%($)          10%($)
                    ----           ----------   ------------   -----------   ----------  ------------   ------------
            Mr. Schmitt..........   150,000          9.2%       22.9375      01/16/2007    5,608,219      8,911,219
                                    136,803          8.4%       25.0625      12/31/2007    5,588,659      8,880,139
                                     33,343          2.0%       28.9063      02/27/2008    1,542,116      2,496,301

            Mr. Carroll..........    68,000          4.2%       22.9375      01/16/2007    2,542,392      4,039,753
                                     67,132          4.2%       25.0625      12/31/2007    2,742,468      4,357,664
                                     19,248          1.2%       28.9063      02/27/2008      890,222      1,441,046

            Mr. Ramos............    13,200          0.8%       22.8125      01/01/2007      481,800        779,914
                                     19,261          1.2%       25.0625      12/31/2007      772,366        125,067
                                     51,715          3.2%       28.9063      02/27/2008    2,381,823      3,871,763

            Mr. Sanders..........    13,200          0.8%       22.8125      01/01/2007      481,800        779,914
                                     12,284          0.8%       25.0625      12/31/2007      492,588        797,378
                                     24,460          1.5%       28.9063      02/27/2008    1,131,279      1,831,255

            Mr. Gibbons..........    22,000          1.4%       22.8125      01/01/2007      803,000        129,986
                                     10,000          0.6%       24.8750      04/22/2007      401,980        650,705
                                     23,386          1.4%       25.0625      12/31/2007      937,779        151,803
                                     14,132          0.9%       28.9063      02/27/2008      653,606      1,058,025

          All options are granted at the fair market price of Rubbermaid Common Shares on the grant date and expire ten years from the grant date. Options vest over a three year period with one-third of the shares becoming exercisable on each of the first three anniversaries of the grant date with the exception of options granted pursuant to a special option exchange program in December 1997 which is described in the Report of the Compensation Committee and footnote 2 to the Summary Compensation Table. Such options are fully exercisable at the date of grant.

          The dollar amounts under the potential realizable value column are the result of calculations of assumed annual compound rates of appreciation over the ten-year life of the options in accordance with the proxy regulations of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's Common Shares. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

---------   Option Exercises and Values

          This table presents information regarding options exercised for the Company's Common Shares during fiscal 1997 and the value of unexercised options held at December 31, 1997. There were no options exercised by the named executives and no SARs outstanding during fiscal 1997.

          AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND 1997 FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                                        OPTIONS AT FY-END               AT FY-END
                                       SHARES ACQUIRED    VALUE                (#)                       ($)(2)
                                         ON EXERCISE     REALIZED   -------------------------   -------------------------
                                             (#)          ($)(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                       ---------------   --------   -------------------------   -------------------------
            Mr. Schmitt..............         0             0            401,479/187,667             0/309,375
            Mr. Carroll..............         0             0             164,546/86,834             0/140,250
            Mr. Ramos................         0             0              79,342/17,534              0/28,875
            Mr. Sanders..............         0             0              36,744/13,200              0/28,875
            Mr. Gibbons..............         0             0              34,007/35,334              0/49,375

        -----------------------

        (1) Value Realized is calculated as follows: [(Per Share Closing Sale Price on Date of Exercise)-(Per Share Exercise Price)] x Number of Shares for Which the Option was Exercised.

        (2) Value of Unexercised, In-the-Money Options at December 31, 1997 is calculated as follows: [(Per Share Closing Sale Price on 12/31/97)--(Per Share Exercise Price)] x Number of Shares subject to Unexercised Options. The per share closing sale price on December 31, 1997 was $25.00.

---------   Defined Benefit Retirement Plans

        SALARIED EMPLOYEES' RETIREMENT PLAN

          The following table shows the estimated annual retirement benefit payable to participants in the Rubbermaid Incorporated Salaried Employees' Retirement Plan at age 65 for 120 months, irrespective of how long the participant lives. Other actuarially equivalent value of forms of pension income may be requested. Only employees hired prior to October 1, 1972, are participants in this Plan.

                ESTIMATED ANNUAL BENEFITS - DEFINED BENEFIT PENSION PLAN

                                   YEARS OF SERVICE
              ANNUAL      -----------------------------------
            BASE SALARY     10       15       20        25
            -----------   -------  -------  -------  --------
              400,000      40,000   60,000   80,000   100,000
              450,000      45,000   67,500   90,000   112,500
              500,000      50,000   75,000  100,000   125,000
              550,000      55,000   82,500  110,000   137,500
              600,000      60,000   90,000  120,000   150,000
              650,000      65,000   97,500  130,000   162,500
              700,000      70,000  105,000  140,000   175,000
              750,000      75,000  112,500  150,000   187,500

          Benefits are based on a formula which provides for payment of 1% of base salary for each year of service, to a maximum of 25 years. Messrs. Schmitt and Carroll are participants in the Plan with 32 and 27 years of credited years respectively, however, benefit accruals (salary increases and years of service) for them have been suspended since 1989 because of government regulations affecting "highly compensated employees". As a result, they will receive a significantly reduced benefit from the Plan.

        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          The following table shows the benefit which would be received by a participant in the Rubbermaid Supplemental Executive Retirement Plan with at least five years of service and election of a single life annuity, which benefit is reduced by (1) any benefits provided under any other retirement plans (including defined contribution retirement plans) of the Company; (2) primary Social Security benefits; and (3) amounts payable from any prior employer retirement plans.

                                          ESTIMATED ANNUAL COMBINED BENEFIT PAYABLE AT
                         FINAL AVERAGE   ----------------------------------------------
                         COMPENSATION       AGE 55          AGE 60           AGE 65
                         -------------   ------------   --------------   --------------
                          $1,000,000       $495,000       $  522,500       $  550,000
                           1,200,000        594,000          627,000          660,000
                           1,400,000        693,000          731,500          770,000
                           1,600,000        792,000          836,000          880,000
                           1,800,000        891,000          940,500          990,000
                           2,000,000        990,000        1,045,000        1,100,000

        -----------------------

        * Salary, bonus and performance share award value.

          Benefits under the Rubbermaid Incorporated Supplemental Executive Retirement Plan are payable for life, equal to 55% of the average of salary, bonus and five-year restricted stock award value earned during the highest five years of the final ten years of employment, less payments from other Company retirement plans, social security and prior employer plans.

          Covered compensation includes annual salary and bonus, including, with respect to the latter, any amount of bonus paid in the form of restricted stock awards with vesting schedules less than three years. Mr. Schmitt is a participant in the Plan with 32 years of credited service. Participants may retire, with reduced benefits, at age 60 or prior thereto beginning at age 55 with the approval of the Chief Executive Officer. In 1988, pursuant to a Plan amendment providing for the funding of benefits for vested participants, the Company adopted the practice of purchasing annuities on behalf of vested Plan participants which will provide the after-tax equivalent of the required benefit. Death benefits are provided to the surviving spouse of a participant age 55 or older with five years' service. This age requirement has been waived for Mr. Schmitt. Plan benefits are not vested in the event of termination of employment prior to qualification for normal, early, or disability retirement except in the event of change of control of the Company when special vesting occurs. With regard to Mr. Schmitt, provision has been made for voluntary retirement at any time after age 50 with benefits, 55% of covered compensation (highest three years average), reduced 2% for each year retirement is prior to age 60. In the event of involuntary termination of employment after age 50, but before age 60, benefits would commence at age 60 based upon 55% of covered compensation at the time of involuntary termination of employment. If retirement or termination of employment occurs on or after age 60 the benefit increases to 60% and increases 1% per year thereafter.

---------   Executive Officer Contracts

          The Company's Executive Officers have employment agreements with the Company which become effective only in the event any person becomes the beneficial owner, directly or indirectly, of 15% or more of the outstanding shares of the Company, the Company is merged or substantially all of its assets are sold and Rubbermaid shareholders do not retain at least two-thirds of the voting power in the new corporation or a majority of the Company's Board of Directors is replaced. The agreements provide for continuing such executives in the employment of the Company for a period of five years following such a change of control or until attainment of normal retirement age, whichever first occurs. During such five year period, the executive will receive salary, bonus and benefits no less than those in effect at the time of a change of control. The employment of such executives may however be terminated, voluntarily or involuntarily, within two years of such change of control in which event they would receive a severance award equal to the value of three years salary, bonus and stock awards and the continuation of benefits for three years, and would be indemnified by the Company for any excise tax imposed on such award. Following such two year period the executives may be terminated only for cause and/or they have the right to terminate employment in the event their duties are materially changed or their salaries or benefits, etc., are reduced. In either such event they would be entitled to receive a severance amount equal to that described above.

          The Board of Directors has provided for the following severance arrangement for Mr. Carroll in the event of his involuntary termination of employment for reasons other than cause -- two years of base pay and target bonus with continued health insurance coverage and vesting of any unvested stock options with a two year exercise period as well as vesting of any outstanding performance stock grants subject to achievement of previously established performance targets.

          The Company has an employment agreement with Mr. Gibbons which in the event of his involuntary termination of employment other than for cause provides for up to three years of base salary severance payments determined by the number of months worked subsequent to September 1, 1997 and his EVA center performance. After July 1, 2001 the maximum severance arrangement is 18 months reduced by one month for each month worked thereafter until the severance arrangement reaches a level consistent with that for other Company executives at his level. Mr. Gibbon's base salary will be no less than $285,200 per year, his target annual incentive bonus will be no less than 65% of his base salary, annual grants of performance shares and stock options will not be less than 3,200 and 23,000 shares respectively and $105,000 will be allocated to his Supplemental Retirement Plan Account for 1997, 1998 and 1999 after which allocations will revert to the normal formula. The performance requirements attached to a 10,000 stock option award made to Mr. Gibbons in 1997 have been waived, and upon retirement or earlier termination of employment any unvested stock options will become vested with a two year exercise period and any outstanding performance stock grants will likewise vest subject to achievement of previously established performance targets.

---------   Rubbermaid Stock Performance

          Following is a graph which compares the five year cumulative return from investing $100 at the end of 1992 in Rubbermaid Common Shares, the S&P 500 index of companies and the S&P Industrials index of companies, with dividends assumed to be reinvested when received. The S&P Industrials index includes a broad range of manufacturers.

                    Measurement Period                         Rubbermaid                             S&P
                  (Fiscal Year Covered)                           Inc.            S&P 500         Industrials
1992                                                                  100.00            100.00            100.00
1993                                                                  110.81            110.08            109.03
1994                                                                   93.18            111.53            113.19
1995                                                                   84.08            153.45            152.34
1996                                                                   76.22            188.68            187.39
1997                                                                   86.27            251.63            245.51

        Assumes $100 invested on December 31, 1991 and reinvestment of dividends.

---------   Independent Auditors

          As recommended by the Audit Committee, the Board of Directors appointed KPMG Peat Marwick LLP as the independent auditors to audit the books and records of the Company for the year ending December 31, 1998. This firm has been the independent auditors of record continuously since 1934. It is expected that a representative of Peat Marwick will be in attendance at the Annual Meeting to respond to appropriate oral questions of shareholders and to make such statement as may be desired.

---------   1999 Proposals of Security Holders

          Pursuant to rules of the Securities and Exchange Commission, a shareholder may present a proposal to be voted on at the 1999 Annual Meeting of Shareholders; and, provided such proposal meets all of the requirements of the rules and is received by the Company prior to November 13, 1998, it will be included in the proxy statement and form of proxy relating to such meeting.

---------   Other Business

          The Annual Meeting is called for the purposes set forth in the Notice. The Board of Directors does not know of any matter for action by the shareholders at the meeting other than the matters described in the Notice. However, the enclosed Proxy confers discretionary authority with respect to matters which are not known to the Board at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment on any such matter.

        By order of the Board of Directors.

                                                JAMES A. MORGAN
                                                   Secretary

                                                                      3350-PS-98

                              (RUBBERMAID LOGO)

                           RUBBERMAID INCORPORATED
                               1147 Akron Road
                            Wooster, OH 44691 USA

                                ADMISSION TICKET

                         ANNUAL MEETING OF SHAREHOLDERS
                             Tuesday, April 28, 1998
                                 10:30 a.m. EDT
                            OARDC, Fisher Auditorium
                              1680 Madison Avenue
                              Wooster, Ohio 44691


You are cordially invited to attend the Annual Meeting of Shareholders on Tuesday, April 28, 1998 at the Ohio Agricultural Research and Development Center, Fisher Auditorium, 1680 Madison Avenue, Wooster, Ohio. The meeting will begin at 10:30 a.m. EDT. Admission is limited to shareholders and one guest, their proxies, and guests of the Company. To avoid delay at the entrance to the meeting, please present this ticket. Admittance will be based upon availability of seating.

                          See reverse for map of area.
--------------------------------------------------------------------------------

                            PROXY CARD INSTRUCTIONS

Please mark the box on the proxy card to indicate how your shares should be voted. Sign, date and return your proxy as soon as possible in the enclosed postage paid envelope. Votes are tallied by Boston EquiServe, our transfer agent. Any comments noted on the proxy card or an attachment will be forwarded by Boston EquiServe to Rubbermaid. If you plan to attend the meeting, please mark the box provided on the proxy card. Advance indications of attendance are helpful to us in making arrangements for the meeting.

                           DETACH CARD BEFORE MAILING
--------------------------------------------------------------------------------

                         [                                  ]
[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.
                         [                                  ]


A vote FOR is recommended by the Board of Directors:

                                        WITHHELD
1.   Election of Directors    For ALL   FOR ALL
     Nominees:                Nominees  Nominees
     Tom H. Barrett             [ ]       [ ]
     Charles A. Carroll
     Thomas J. Falk
     Steven A. Minter


       ------------------------------------------
         For all nominees except as noted above

     [                                            ]





     [                                            ]

Signature_________________________ Date___________1998


I plan to attend the annual meeting     [ ]

I have made comments on this card or    [ ]
attachment.

Discontinue duplicate annual report.    [ ]

Mark here for address change and note   [ ]
at left.

Note:  Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full name and title as such.

Signature_________________________ Date___________ 1998

PLEASE SIGN THIS PROXY AS NAME(S) APPEAR ABOVE.

                                  LOCATOR MAP

                               FISHER AUDITORIUM
               OHIO AGRICULTURAL RESEARCH AND DEVELOPMENT CENTER
                                 WOOSTER, OHIO



                                 [GRAPHIC MAP]

                           DETACH CARD BEFORE MAILING
--------------------------------------------------------------------------------

                           RUBBERMAID INCORPORATED

          BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING, APRIL 28, 1998


               The undersigned, having received the Notice of Meeting and Proxy Statement, hereby makes, constitutes, and appoints Robert M. Gerrity, Jan Nicholson and Paul G. Schloemer, and each of them (with full power of substitution respectively), true and lawful attorneys and proxies for the undersigned to attend the Annual Meeting to be held April 28, 1998, at Wooster, Ohio, and all postponements and adjournments thereof.

P             THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
R        DIRECTED; IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR DIRECTOR
O        NOMINEES.  IN THEIR DISCRETION THE PARTIES ARE ALSO AUTHORIZED TO VOTE
X        UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Y


              YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

                                                            ----------------
                                                               SEE REVERSE
          CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SIDE
                                                            ----------------